Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in Amendment No. 3 to Registration Statement (No. 333-197002) on Form S-1 of selected Cumulus Media, Inc. markets (collectively, the “Cumulus I Markets”) of our report dated May 9, 2014, relating to our audit of the combined financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York

July 21, 2014